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                                                                    Exhibit (n)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Post-Effective Amendment No. 5/Amendment No. 10 to Registration Statement Nos. 333-147509/811-21851 on Form N-6 of our report dated March 28, 2013, relating to the financial statements and financial highlights comprising each of the Investment Divisions of MetLife Investors USA Variable Life Account A appearing in the Prospectus, which is part of such Registration Statement, and our report dated April 8, 2013, relating to the consolidated financial statements of MetLife Investors USA Insurance Company and subsidiary (the "Company") (which report expresses an unmodified opinion and includes an emphasis-of-matter paragraph referring to changes in the Company's method of accounting for deferred policy acquisition costs as required by accounting guidance adopted on January 1, 2012) appearing in the Statement of Additional Information, which is also part of such Registration Statement, and to the references to us under the headings "Independent Registered Public Accounting Firm" in the Prospectus and "Independent Auditors" in the Statement of Additional Information.

/s/ DELOITTE & TOUCHE LLP

Tampa, Florida
April 12, 2013